Exhibit 10.1 - Distribution Agreement with Winfield
  Entertainment Group, Inc.


                      DISTRIBUTION AGREEMENT


  THIS AGREEMENT made as of the date February 28-2001, between Global Wireless Services, Inc., a British Columbia corporation, having its principal place of business in Vancouver, British Columbia (hereinafter called the "Manufacturer") and Winfield Entertainment Group, having his principal place of business in Burnaby, B.C (hereinafter referred to as the "Distributor")


  BACKGROUND

    Manufacturer has developed a wireless data product that is used to monitor vending equipment and other such locating devices yet to be defined.

    Distributor is in the business of selling and supporting vending machines.

    Manufacturer wishes to grant an exclusive license to the Distributor respecting the distribution of Products (as defined below) within the Territories (as defined below) and the Distributor wishes to act as exclusive distributor of such Products within the Territories (as defined below).

  NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound, the parties agree as follows.

  The following expressions shall have the indicated meanings and grammatical variations of such words and terms shall have corresponding meanings, unless there is something in the subject matter or context inconsistent therewith:

  "Agreement", "this Agreement", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to the Distribution Agreement and not to any particular Article, Section, subsection, clause, subclause or other portion hereof and include any and every amending agreement and agreement supplemental or ancillary hereto;

  "License" means the exclusive license granted by the Manufacturer to the Distributor pursuant to Section 2.1;

  "Products" means the products relating to the System, which are more particularly described in Schedule "A" as the same may be updated from time to time, as herein contemplated;

  "Sale Prices" means the Product prices set forth in Schedule
  "B", FOB the Manufacturer's distribution facility, as the same may be updated from time to time by the Manufacturer in its discretion;

  "Technical Information: means all present and future drawings, designs, manufacturing and material specification, apparatus, data technical data, information relating to the Products developed by the Manufacturer;

  "Territories" means the geographic areas set forth in Schedule
  "C"

  "Warranty" means the warranty of the Manufacturer in respect to the Products the text of which is set out in Schedule "D", as such warranty may be updated from time to time;

      1.2 SCHEDULES

  The following are the Schedules attached to and forming part of the Agreement:

       SCHEDULE       DESCRIPTION

       A              Products
       B              Sale Prices
       C              Territories
       D              Warranty
       E              Purchase Quotas


      1.3 CURRENCY
  All payments contemplated by this Agreement shall be made in, and all dollar amounts referred to in this Agreement are stated in US funds for the US and Canadian Funds for Canada.

      1.4 NUMBER, GENDER, ETC.
  Words importing the singular number only shall include the plural, and vice versa, words importing the masculine gender shall include the feminine gender and neuter gender and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, government board, agency or instrumentality.

      1.5 HEADINGS
  The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation or construction of the Agreement or any provision hereof.

      1.6 GOVERNING LAW
  This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, the federal laws of Canada applicable therein and the parties hereto do hereby irrevocably attorney to the jurisdiction of the courts of the Province of British Columbia

      1.7 SEVERABILITY
  If any provision of these Agreement shall be found to be invalid, illegal or unenforceable by reason of any determination made by a court of competent jurisdiction or any governmental authority having jurisdiction in the circumstances, such provision shall be severed from this Agreement and the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      1.8 ENTIRE AGREEMENT
  This Agreement constitutes the entire agreement between the parties relating the subject matter hereof.

      1.9 AMENDMENTS
  No amendments or modifications of this Agreement, with the exception of those modification to Schedules A and B contemplated by this Agreement, shall be binding unless in writing, signed by the parties hereto.

      1.10 TIME OF THE ESSENCE
  Time shall be of the essence of this Agreement.

      1.11 BINDING NATURE
  This Agreement shall be binding upon the permitted assigns and successors of the parties hereto.

      1.12 COUNTERPARTS
  This agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement, which shall be sufficiently evidenced by any such original counterpart.

      1.13 ASSIGNMENT
  The Distributor shall be entitled to assign, transfer, hypothecate or pledge this Agreement with Global Wirless
  Services. Inc consent.

      1.14 FURTHER ASSURANCES
  The parties hereby agree to execute and deliver such further and other documents and perform or cause to be performed such further acts and things as may be necessary or desirable to give full effect to this Agreement.

      1.15 FORCE MAJEURE
  The Manufacturer shall not be responsible for and shall have no liability for any failure on its part to perform or abide by any provision of this Agreement if such failure arises by reason of the occurrence of an act of force majeure. For the purposes of this section, "force majeure" shall mean any of the following:

         an act of God,
         an outbreak of hostilities, riot, civil disturbance or
            an act of terrorism,
         the act of any government of a governmental agency or
            authority,
         fire, explosion, flood,
         theft, malicious damage, strike, lock-out or industrial action of any kind, or any cause or circumstance whatsoever beyond the Manufacturer's reasonable control.

  If the Manufacturer is prevented, by reason of an event of force majeure, from performing or abiding by any of the provisions of this Agreement, the Manufacturer will use reasonable commercial efforts to partially perform and abide by such provisions to the extent practicable have regard to the event of force majeure.

      1.16 SET OFF
  Whenever any sum of money shall be payable by the Distributor to the Manufacturer, the same may be deducted by the Manufacturer from any sum then payable or which thereafter may become payable to the Distributor by the Manufacturer.

      1.17 REMEDIES CUMULATIVE
  The rights and remedies of the parties under this Agreement are cumulative and are without prejudice and in addition to any rights or remedies a part may have at law or in equity. No exercise by a party of any right or remedy under this Agreement or at law or in equity shall (save to the extent expressly provided herein, if any) operate so as to hinder or prevent the exercise by it of any other right or remedy.

     2  LICENSE

      2.1 GRANT OF LICENSE
  Subject to the terms of this Agreement the Manufacturer hereby grants to the Distributor the exclusive right to sell Product within the Principal Territories. The Distributor shall have the exclusive right to appoint or sell Products to any sub-distributor of the Distributor without the prior consent of the Manufacturer. Manufacturer shall refer to the Distributor all inquiries or orders in respect of Product received from persons residing or carrying on business within any of the territories. The Distributor shall not solicit business from or sell Products to persons residing or carrying on business outside of the Principal Territories and will refer to the Manufacturer all inquiries or orders received from persons residing or carrying on business outside of the Principal Territories. The Distributor will be involved in negotiations securing other Distributors for the Secondary Territories.

      2.2 PROTECTION OF TERRITORY
  The Manufacturer will use reasonable commercial efforts to protect the Territories but cannot guarantee to prevent the shipment into any of the Territories of Products sold outside of the Territories by it or to their parties and shall not be held responsible therefor unless Products are supplied by the Manufacturer to persons residing or carrying on business outside of the Territories with knowledge that such Product will be shipped into one of the Territories.

      2.3 TECHNICAL INFORMATION AND TRADEMARKS
  The parties acknowledge that the Distributor will require access to the Technical Information and the right to utilize the TradeMarks in connection with the sale of Products within the Territory. The Manufacturer shall make the Technical Information available to the Distributor and permit the Distributor to use the TradeMarks.

      2.4 DEVELOPMENTS RELATING TO THE PRODUCTS
  It is acknowledged that the Manufacturer may change, modify or improve the Products or the Technical Information from time to time during the term of the License. The Manufacturer shall make any such changed, modified or improved Products and Technical Information available to the Distributor (subject to the terms and conditions of this Agreement) and Schedules "A" and "B" shall be modified accordingly.

     3  SALE OF PRODUCTS FROM THE MANUFACTURER TO THE
        DISTRIBUTOR

      3.1 PURCHASE AND SALE OF PRODUCTS
  The Distributor shall purchase all Products required by it for any purpose from the Manufacturer.

      3.2 MINIMUM PURCHASE REQUIREMENTS
  The Distributor shall, in respect of each of the Territories and during each year of the term of the License (and thereafter if such License is extended), purchase Products from the Manufacturer (and make payment in respect of the same) in not less than the amounts set forth in Schedule E.

      3.3 TERMS OF SALES
  The following conditions shall apply in respect of all sales of Products by the Manufacturer to the Distributor hereunder:

        all orders for Products submitted by the Distributor shall be on forms furnished by or acceptable to the Manufacturer;

        the Distributor shall place orders in sufficient time in advance of its need in order to facilitate orderly delivery of Products by the Manufacturer;

        all orders shall be deemed to incorporate the terms and conditions of this Agreement;

        the price to be paid by the Distributor for Products shall be the Sale Prices relating thereto;

        payment by the Distributor for any particular shipment of Products shall be made by way of check or bank draft, which shall be sent by overnight courier to the Manufacturer upon receipt by the Distributor of funding from its third party finance company following installation of Manufacturer's product.

       (i) unless otherwise negotiated with respect to specific orders, the Manufacturer shall use its best efforts to deliver all Products within forty-five (45) calendar days from the date of actual receipt of the applicable order from the Distributor; (ii) the Manufacturer shall not be responsible for any failure or delay in delivery of any Products due to circumstances beyond its control; (iii)the Distributor shall within thirty (30) days of receipt of any Products at the designated location for delivery notify the Manufacturer in writing of all shortages and/or damages claimed to have existed at the time such Products were shipped from the Manufacturer's distribution facility; (iv) the Manufacturer shall not be responsible for shortages and/or damages when notice is not given within thirty
            (30) days after receipt of Products as provided above; (v) the Manufacturer shall, if such shortage or damage is verified by it, use, its best efforts to deliver replacement Products to the Distributor, at no additional cost to the Distributor, within five
            (5) days of receipt of the notice from the Distributor. It is understood that the Manufacturer shall be responsible for any failure of delay in delivering replacement products. However, Manufacturer shall not be responsible for any losses of or damages to Products occurring after the same are shipped from the Manufacturer's distribution facility so long as the Products are shipped in a commercially reasonable manner;

      the parties acknowledge and agree that, other than the Warranty, there are no express or implied warranties of any nature or kind whatsoever made by the Manufacturer to the Distributor with respect to the Products, including, without limitation, any warranty of merchantability, quality or fitness for any particular purpose and, except as the result of Manufacturer's negligence, Manufacturer shall have no liability or responsibility to the Distributor for special or consequential damages including, without limitation, losses of profits or anticipated profits, and legal title and risk of loss or damage, to all Product shall remain the responsibility of the Manufacturer until the time of shipment of the Products from the Manufacturer's distribution facility if and only if the Products are shipped in a manner specified by Distributor.

      3.4 MODIFICATION OF SALE PRICES
  The parties understand that the manufacturing cost and possibly airtime costs will decrease and, as such the price will decrease by the same amount. Otherwise, Manufacturer shall have no right to change the Sale Price relating to any of the Products. The Manufacturer shall notify the Distributor in writing (in accordance with Section 12.1) as the Sale Prices are amended from time to time and Schedule "B" shall be deemed to be amended accordingly with effect on all orders for Products delivered to the Manufacturer subsequent to the date that is thirty (30) days after receipt by the Distributor of such notice of amendment of the Sale Prices.

     4  DISTRIBUTOR'S OBLIGATIONS

      4.1 PROMOTION, MAINTENANCE, OFFICES
  Distributor promises to use reasonable commercial efforts to promote, at its own expense, the sale of the Products within the Territories, to provide maintenance for Products sold, leased or otherwise distributed within any of the Territories on a basis consistent with good business practice and to maintain within the Territories one or more offices, which shall be open during normal business hours;

      4.2 MANUFACTURER'S GOODWILL & REPUTATION
  Distributor promises to avoid any sales policies, trade practices and advertising that would be injurious to the reputation and goodwill of the Manufacturer of which would constitute a breach of applicable law;

      4.3 AGENCY
  Distributor promises that it shall not represent itself as the Manufacturer's agent for any purpose and shall not incur any obligations or make any promises or representations on the Manufacturer's behalf;

      4.4 LICENSES & REGISTRATIONS
  Distributor promises that it will obtain and maintain all licenses and registrations necessary to permit it to distribute Products within the Territories as contemplated by this Agreement and to deliver to the Manufacturer, upon Manufacturer's request, a copy of all such licenses or registrations and to forthwith notify Manufacturer of the cancellation, suspension or modification of any such license or registration;

      4.5 WARRANTEE
  Distributor promises that it will deliver or cause to be delivered a copy of the Warranty to each purchaser of Products sold pursuant to this Agreement.

     5  REPRESENTATIONS AND WARRANTIRES OF THE MANUFACTURER

      5.1 DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES
  The Manufacturer represents and warrants as follows, and acknowledges that the Distributor is relying upon such representations ad warranties:

  the Manufacturer is a corporation duly incorporated and validly subsisting, with the requisite corporate power and capacity to enter into and perform all of its obligations under this Agreement;

  this Agreement has been duly executed and delivered by the Manufacturer;

  the execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite corporate action on the part of the Manufacturer; and

  the consummation of the transactions contemplated herein will not violate nor be in conflict with any provision of the Manufacturer's by-laws or any agreement or instrument to which the Manufacturer is a party of is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Manufacturer.

      5.2 SURVIVAL
  Notwithstanding anything to the contrary herein, express or implied, it is expressly agreed and understood that the foregoing representations and Warranties are true on the date hereof and shall continue and remain in full force and effect for the benefit of the Distributor.

     6  REPRESENTATIONS AND WARRANTIES OF THE DISTRIBUTOR

      6.1 DISTRIBUTOR'S REPRESENTATIONS AND WARRANTIES
  The Distributor hereby represents and warrants as follows, and acknowledges that the Manufacturer is relying upon such representations and warranties:

  The Distributor will incorporate a corporation that will be duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, with the requisite corporate power and capacity to carry on its business and to enter into and perform all of its obligations under the Agreement;

  this Agreement has been duly executed and delivered by the Distributor;

  The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with, any provision of the Distributor's by-laws, or any agreement or instrument to which the Distributor is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Distributor; and

   The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Distributor.

      6.2 SURVIVAL
  Notwithstanding anything to the contrary herein, express or implied, it is expressly agreed and understood that the foregoing covenants, representations and warranties are true on the date hereof and shall continue and remain in full force and effect for the benefit of the Manufacturer.

     7  COVENANTS OF THE MANUFACTURER
      7.1 MARKETING MATERIALS
  The Manufacturer hereby agrees that it shall, at no cost to the Distributor, from time to time provide the Distributor with examples of marketing materials utilized by the Manufacturer, including layouts, catalogs, brochures and similar information concerning the Products, as requested by the Distributor, in order to assist the Distributor with the sale of the Products in the Territories.

     8  ADDITIONAL COVENANTS OF THE DISTRIBUTOR
      8.1 INITIAL MARKETING OF PRODUCTS
  Prior to the date that Products are available for commercial distribution, the Distributor will use reasonable commercial efforts to introduce the System and the Products to potential users, for the purpose of obtaining expressions or indications of interest.

      8.2 TAXES, ETC.
  The Manufacturer and Distributor shall be equally responsible for and shall pay all sales, use, customs, import or other similar taxes, fees or charges that may be applicable in respect to the purchase and delivery of Products pursuant to this Agreement.

     9  TRADE MARKS AND TRADE NAMES
      9.1 GENERAL
  The Distributor is granted no right, title or interest in the TradeMarks or any name used in respect of the System or the Products except for the rights provided for in Article 2 of the Agreement. Upon termination of this Agreement, the Distributor will immediately cease the use of all of the names or TradeMarks referred to above or any near resemblance thereto as might be calculated to deceive purchasers or prospective purchasers of Products or users of the System.

      9.2 INFRINGEMENT OF TRADEMARKS ETC.
  In the event that the Distributor becomes aware of any infringement of the Technical Information or TradeMarks it shall immediately provide the Manufacturer with written notice thereof.

     10 INDEMNIFICATIION
      10.1 INDEMNITY
  Each Party hereto, hereby covenants and agrees to indemnify and save harmless the other from and against any and all liabilities, losses, costs (including, without limitation, legal fees on a solicitor and his own client basis), claims or damages of any nature whatsoever suffered or incurred by one Party arising out of or resulting from any representation or warranty of that Party being untrue or misleading in any material respect or any breach by that Party of any of its covenants contained in the Agreement.

     11 TERM AND TERMINATION
      11.1 TERM
  This Agreement shall be deemed to have come into force as of the day and year first above written and the License shall remain in full force and effect for a period of five (5) years from the date on which the Manufacturer notifies the Distributor that Products are available for commercial distribution, unless terminated earlier, in whole or in part, in accordance with this Agreement. If, upon the expiration of such five (5) year term, the License has not been terminated by either party pursuant to section 11.2 it shall be automatically renewed in respect of those territories in which the License is then in effect for a period of one year and thereafter from year to year unless terminated by either party pursuant to section 11.2(b) below.

      11.2 TERMINATION
  The License shall be terminable upon the occurrence of any of the following events:

   By the Manufacturer, in respect of any particular
         Territory, in the event that the Distributor fails to meet targets established pursuant to Section 3.2 relating to the purchase of and payment for Products by the Distributor for that Territory;

   By either party upon the appointment of a receiver or a trustee in bankruptcy for the whole or any part of the assets of the other part of if an order is made or resolution is passed for the winding-up of such other party;

   By either party upon the failure of the other party to comply with any of its material obligations hereunder where such failure continues for a period of thirty
         (30) days after receipt of written notice from the non-defaulting party detailing such breach and requesting that the same be remedied;

   By the Manufacturer upon any voluntary abandonment of the License by the Distributor, including acts or omissions indicating a willingness, desire or intent to discontinue operations pursuant to the License or a disregard for the operation of the business established by the Distributor pursuant hereto;

      11.3 SURVIVAL OF CERTAIN PROVISION
  Articles 1,5,6,8 and 9 and Section 15.1 shall survive the termination of the License for any reason whatsoever.

      11.4 PROCEDURES FOLLOWING TERMINATION
  Upon termination of the Distributor for any reason:

  All unfilled orders of the Distributor for Products from the Manufacturer shall be canceled without liability on the part of either party, provided that where there would be a mutual advantage to fill some or all of such orders this may be done at the option of the Manufacturer and such act shall not be construed as an extension of renewal of the License or as a waiver of termination, but nevertheless all such transactions shall be governed by terms identical with the terms of this Agreement;

  The Distributor shall remove and discontinue the use of all signs, stationery, advertising and other material and refrain from conduct that would make it appear to the public that the Distributor is still a distributor of the Products, however, if the License is terminated for any reason by either party, the Distributor shall not be prevented from selling any Product purchased from the Manufacturer during or after the term of this Agreement;

   The Distributor shall return to the Manufacturer all written documents or materials furnished to it by the Manufacturer relating to the Products or the System; provided that if the License is terminated only with respect to a particular Territory pursuant to Subsection 11.2(a), the foregoing procedures need only be adhered to in respect of that Territory and provided further that the foregoing procedures shall not apply in respect of any Territory or Territories if the parties determine that the Distributor will continue to distribute Products therein on a non-exclusive basis.

     12 NOTICE
      12.1 FORM OF NOTICE, ETC.
  Any notice required or permitted to be given to a party hereunder shall be in writing and may be given by personal delivery, by courier, by mailing the same postage prepaid or by facsimile or other electronic transmitting device to the president at the address of such party as follows:

  Global Wireless Services, Inc.
  401-343 Railway Street
  Vancouver, B.C., Canada, V6A 1A4
  PH 604 408 1432     FAX 604 408 1496
  Winfield Entertainment Group
  ------------------------------
  Burnaby, B.C., Canada
  PH 604-515-5355


  Any notice aforesaid, if delivered personally or by courier or transmitted by facsimile shall be deemed to have been received on the date of delivery or transmission and if mailed shall be deemed to have been received on the fifth business day following the date on which it was mailed. Any party may change its address for service from time to time by notice given in accordance with this Section 12.1

     13 RELATIONSHIP OF PARTIES
      13.1 NO AGENCY, ETC.
  Nothing herein shall be construed in any manner to constitute the Distributor as an agent or partner of the Manufacturer or the Manufacturer as an agent or partner of the Distributor. It is expressly understood and agreed that the Distributor and the Manufacturer shall at all times by independent contractors. Except as specifically contemplated herein, the Distributor and the Manufacturer shall not act, or attempt to act, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of, or in the name of the other.

     14 INSURANCE
      14.1 GENERAL
  Each party shall, at its own expense, obtain and maintain during the term of the License and any renewal thereof, insurance policies reasonably satisfactory to the Manufacturer.
  Each Party shall furnish the other, upon request, with a Certificate of Insurance (or a copy thereof) evidencing the existence of the insurance policy referred to above.

     15 NON-COMPETITION
      15.1 NON-COMPETITION DURING TERM OF AGREEMENT
  During the term of this Agreement, neither party shall, individually or in conjunction with any other person, firm, partnership, corporation or other third party, as principal, agent, shareholder, director, employee or guarantor or in any other manner whatsoever, directly or indirectly carry on, be engaged in, concerned with or interested in or advise in the operation of any business utilizing a system similar to the System of sells products similar to the Products. For greater certainty, the parties hereby acknowledge and agree that the continued distribution by the Distributor of the products currently distributed by the Distributor shall not be considered to be in breach of the foregoing covenant.

  IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first above written


  Global WIRELESS SERVICES, INC.


  By: _______________________________
       Dan Mercier President



  ______________, ___


  By:________________________________
     Winfield Entertainment Group

  SCHEDULE "A"

  PRODUCTS

    Description of Product:  Vending Monitoring Device Using
Wireless Technology
  This product consists of three components:
  Wireless Remote Unit:   It consists of the following
         components: Box, PCB, controller, radio, components, cabling, relay, and transformer. Other components will be added as the product evolves and customizations are introduced. Also included is downloadable firmware.
  Monitoring station: The monitoring station will operate software developed by Global Wireless System. This software will allow a customer to observe the status of all equipped with a Wireless Remote Unit.

  Exclusive Product   Wireless Vending Monitoring Solution

     (a) For the use in existing vending machines

     (b) For use in newly manufactured vending machines that do not include a similar device

  SCHEDULE "B"

  SALE PRICES

  The foregoing prices do not include any sales, use, excise, customs, import or similar taxes, fees or charges, all of which are to be paid equally by the Manufacturer and Distributor pursuant to Article 8.

  SCHEDULE "C"
  TERRITORIES


  Principal Territory:  Canada.


  Secondary Territory: U.S.A.   To be dealt with later.



  A Principal territory is defined as a territory where the Distributor has direct contact with the customer and may at times do business through another distributor.

  SCHEDULE "D"
  Warranty Policy

  Global Wireless Services, Inc. (20/20) provides limited warranties for hardware and software.

  A. HARDWARE

     Coverage:
        Global warrants that the equipment, parts and accessories manufactured by Global will:

     be free from defects in material and workmanship furnished by Global and used in the fabrication thereof perform in accordance with 20/20's published specifications

     Period of Coverage:
        Globals warranty period to distributors and end users is
     (12) months from date of shipment from Globals's facilities in Vancouver, Canada. All defective products must be returned to Global Wireless Services, Inc., Vancouver, BC, Canada, within this period.

  An optional Extended Warranty is available on all new Global manufactured hardware if purchased at the time of original equipment purchase. This Extended Warranty extends the basic warranty for an additional twelve months, giving an effective warranty period of twenty-five months from shipment. Pricing for the optional Extended Warranty can be obtained from your Global Sales Representative.

        Extent of Coverage:
  The extent of Global's liability under this warranty as to any such defects is expressly limited to correction, repair or replacement of the Global manufactured equipment which is defective. All such correction, repairs or replacement shall be accomplished through the Global factory to ensure that the equipment, part or peripheral involved will meet our repair specification, and ensure that the unit under repair will not be kept out of service longer than is reasonably necessary. Modifications authorized by Service Bulletins and implemented by the Customer will not affect the warranty if installed in accordance with the Modification Kit Instructions.

        What is Not Covered:
  Global will, as to each and every defect, be relieved of all obligations and liability under the warranty, if:

  The equipment is operated with any accessory, equipment or part not specifically approved by Global and not manufactured by Global, or to Global's design and specification.

  The equipment was not installed, operated or maintained in accordance with Global's published specifications.

  The equipment was installed by someone other than Global's factory trained and certified technicians.

  The equipment was installed by someone other than a technician trained by a Global authorized trainer.

  The equipment was repaired, altered or modified without Global's approval.

  The equipment is not, within the applicable warranty period, returned to Global's repair facility in Vancouver, BC, Canada, ______________, ___,.

     B. SOFTWARE

        Coverage:
  Global warrants that Global developed software will perform in accordance with 20/20's published specifications. This warranty also covers:

             physical defect in software disks

             Period of Coverage:
  Global's software warranty is limited to defects detected and reported within twelve months of original shipment.

        Extent of Coverage:
  The extent of Global's liability under this warranty as to such defects is expressly limited to the correction, repair or replacement of Global software.

     C. ORIGINAL EQUIPMENT MANUFACTURER (OEM) EQUIPMENT

  Warranty coverage on equipment not manufactured or branded by Global is limited to the coverage provided by the manufacturer of equipment.

  Upon request, Global will make every reasonable effort to give that manufacturer's warranty information to Global customers. This coverage will not necessarily coincide with the warranty provided by Global on equipment of Global manufacture.




                 LIMITATION OF LIABILITY

    THE ABOVE WARRANTIES ARE THE FULL EXTENT TO WHICH Global
WARRANTS ITS PRODUCTS AND SOFTWARE.  NO OTHER WARRANTY TO
PURCHASERS IS EXPRESSED OR IMPLIED.  Global SPECIFICALLY
DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANT-ABILITY AND FITNESS
FOR A PARTICULAR USE.

    THE LIABILITY OF Global FOR DAMAGES, OTHER THAN FOR PERSONAL INJURY OR PROPERTY DAMAGE, RELATING TO 20/20's ALLEGED FAILURE OF PERFORMANCE HEREUNDER OR ANY ALLEGEDLY DEFECTIVE PRODUCT OR SOFTWARE, WILL, UNDER ANY LEGAL OR EQUITABLE THEORY, BE LIMITED TO THE ACTUAL PRICE PAID BY THE PURCHASER OF SUCH PRODUCT OR SOFTWARE, AND WILL IN NO EVENT INCLUDE INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF GLOBAL IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.



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  SCHEDULE "E"
  PURCHASE QUOTAS

                    Quota

  *Year 1           1000
  Year 2            3500
  Year 3            10,000
  Year 4            15,000
  Year 5            20,000

  *Year 1 begins 30 days after delivery of first commercial
  Vending Wireless Monitoring unit by issued purchase order or 90 days after signing of this distribution agreement.